Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 2011 relating to the financial statements for the years ended December 31, 2010 and 2009 of Asia Carbon Industries, Inc., which appear in Asia Carbon Industries, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ Goldman Kurland and Mohidin, LLP
Goldman Kurland and Mohidin, LLP
Encino, CA
December 19, 2011